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                            ARTICLES OF INCORPORATION

                                       OF

                               S.Y. BANCORP, INC.

     The undersigned incorporator, LEONARD KAUFMAN, executes these Articles of Incorporation for the purpose of forming and does hereby form a corporation under the laws of the Commonwealth of Kentucky in accordance with the following provisions:

                                    ARTICLE I

                                      NAME

     The name of the corporation is S.Y. BANCORP, INC. (hereinafter called the "Corporation").

                                   ARTICLE II

                                    PURPOSES

     The purpose's of the Corporation are to engage in and to carry on business of a bank holding company and to engage in any or all business enterprises for which corporations may be organized and which the Board of Directors may deem beneficial, profitable and in the best interests of the Corporation, and to do all other things deemed by the Board of Directors to be necessary or desirable in connection with any of the Corporation's businesses.

                                   ARTICLE III

                                     POWERS

     The Corporation shall have all the powers conferred upon a corporation organized under the provisions of Chapter 271A of the

     The Corporation shall have all the powers conferred upon a corporation organized under the provisions of Chapter 271A of, the Kentucky Revised Statutes and shall have all powers necessary, proper, convenient or desirable in order to fulfill and further the purposes of the Corporation.

                                   ARTICLE IV

                                    DURATION

     The Corporation is to have perpetual existence.

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                                    ARTICLE V

                                   & PRINCIPAL

                      REGISTERED OFFICE AND RESIDENT AGENT

     The registered and principal office of the Corporation in the Commonwealth of Kentucky is 1040 East Main Street, Louisville, Jefferson County, Kentucky 40206. The resident agent is Leonard Kaufman, 1040 East Main Street, Louisville, Jefferson County, Kentucky 40206.

                                   ARTICLE VI

                                  CAPITAL STOCK

     The total number of shares which may be issued by the Corporation is three million (3,000,000) shares of Common Stock having no par value. Every shareholder is entitled to one vote per share and may vote same as provided by law.

                                   ARTICLE VII

                                PREEMPTIVE RIGHT

     Shareholders of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

                                  ARTICLE VIII

                                  INCORPORATOR

     The name and address of the incorporator IS Leonard Kaufman, 1040 East Main Street, Louisville, Jefferson County, Kentucky 40206.

                                   ARTICLE IX

                                    DIRECTORS

     The affairs of the Corporation are to be conducted by a Board of Directors of not less than three (3) nor more than twenty five (25) members, the number and their election to be determined in the manner provided in the By-laws. The initial Board of Directors of the Corporation shall consist of three (3) persons who shall serve until the first annual meeting of shareholders or until their successors are elected. The names and addresses of said initial directors are:

Leonard Kaufman              David H. Brooks             R. Keith Cullinan
1007 Alta Circle             7106 Shefford Lane West     516 Club Lane
Louisville, Kentucky 40205   Louisville, Kentucky 40222  Louisville, KY 40207

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                                    ARTICLE X

                                     BYLAWS

     The Bylaws for the Corporation may be adopted, amended and repealed by the Board of Directors, subject to repeal or change by action of the shareholders.

SIGNED by the Incorporator at Louisville, Kentucky, this 12th day of January, 1988.

/s/ Leonard Kaufman
---------------------------
LEONARD KAUFMAN

THIS INSTRUMENT PREPARED BY:

/s/ M. Brooks Senn
---------------------------

SENN, MILLER & SMITH
607 Portland Building
Louisville, Kentucky 40202
(502) 585-3330